REDFIN CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information
(in thousands)

On February 19, 2021, Redfin Corporation ("we,” “us,” or “our”), entered into an Asset Purchase Agreement (the "Agreement") with RentPath Holdings, Inc. ("RentPath") and certain of RentPath’s wholly owned subsidiaries (together with RentPath, the “Sellers”). RentPath is a digital marketing solutions company that connects consumers with available apartments and houses for rent. Under the Agreement, we acquired, for $608,000 in cash, all of the equity interests of RentPath (the “Acquisition”), as reorganized following an internal restructuring of the Sellers (“Reorganized RentPath”) pursuant to the joint chapter 11 plan of reorganization of the Sellers in the chapter 11 cases of the Sellers (the "Plan") and certain of their affiliates filed on February 12, 2020 in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the internal restructuring, certain assets and liabilities related to the Sellers’ business of providing digital media services to clients in the residential real estate business were transferred to Reorganized RentPath, and the remaining assets and liabilities were transferred to a wind-down company called Wind Down Co. We completed the Acquisition of RentPath on April 2, 2021.

Our unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of our unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the transaction accounting adjustments such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial information also reflects reclassification adjustments to certain financial statement captions included in RentPath’s historical consolidated financial statements to align with the corresponding financial statement captions included in our historical presentation. The reclassifications had no impact on the historical results of operations, net income (loss), total assets, total liabilities, or total stockholders' equity reported by us or RentPath. The unaudited pro forma combined financial information also reflects bankruptcy reorganization and emergence adjustments that were completed immediately prior to the Acquisition. The adjustments are made to reflect liabilities which were compromised as a result of bankruptcy and are not our obligations after the completion of the Acquisition, as well as other costs incurred by RentPath that were directly attributable to the bankruptcy proceedings.

Our unaudited pro forma combined financial information should be read in conjunction with our historical consolidated financial statements and notes thereto and other financial information included in our annual report on Form 10-K for the year ended December 31, 2020 and our quarterly report on Form 10-Q for the three months ended March 31, 2021, and the audited consolidated financial statements of RentPath as of and for the period ended December 31, 2020 and the unaudited consolidated financial statements of RentPath as of and for the period ended March 31, 2021 (included in exhibits 99.1 and 99.2, respectively).

Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2021
(in thousands)

	Historical		Bankruptcy		Transaction Accounting		Reclassification
	Redfin	RentPath	Adjustments		Adjustments		Adjustments		Pro Forma
	March 31, 2021		(Note 3)		(Note 4)		(Note 5)		Combined

Assets
Current assets
Cash and cash equivalents	$1,241,255	$60,369	(60,369)	(d)	$(547,200)	(e)	—		$694,055
Restricted cash	101,790	17,144	(17,144)	(d)	(60,800)	(e)	—		40,990
Short-term investments	140,843	—	—		—		—		140,843
Accounts receivable, net	47,416	6,939	—		—		—		54,355
Inventory	97,371	—	—		—		—		97,371
Loans held for sale	43,447	—	—		—		—		43,447
Prepaid expenses	15,224	7,324	—		—		(1,185)	(q)	21,363
Other current assets	7,014	—	—		—		—		7,014
Total current assets	1,694,360	91,776	(77,513)		(608,000)		(1,185)		1,099,438
Property and equipment, net	47,649	21,495	—		(18,392)	(f)	—		50,752
Right-of-use assets, net	47,932	—	—		12,330	(g)	—		60,262
Long-term investments	6,906	—	—		—		—		6,906
Intangibles, net	1,708	109,593	—		101,407	(h)	—		212,708
Goodwill	9,186	307,705	—		100,119	(h)	—		417,010
Other assets, noncurrent	8,836	—	—		—		—		8,836
Total assets	1,816,577	530,569	(77,513)		(412,536)		(1,185)		1,855,912
Liabilities, mezzanine equity, and stockholder’s equity
Current liabilities:
Accounts payable	15,568	5,124	(3,593)	(a)	—		—		17,099
Accrued liabilities	75,754	36,817	(28,931)	(a)	5,615	(i)	—		89,255
Other payables	19,117	—	—		—		—		19,117
Warehouse credit facilities	40,663	—	—		—		—		40,663
Secured revolving credit facility	48,851	—	—		—		—		48,851
Debtors-in-possession financing	—	88,593	(88,593)	(b)	—		—		—
Convertible senior notes, net	23,428	—	—		—		—		23,428
Lease liabilities	12,611	—	—		1,264	(g)	—		13,875
Total current liabilities	235,992	130,534	(121,117)		6,879		—		252,288
Lease liabilities and deposits, noncurrent	53,333	—	—		11,066	(g)	—		64,399
Convertible senior notes, net, noncurrent	1,136,974	—	—		—		—		1,136,974
Payroll tax liabilities, noncurrent	6,812	—	—		—		1,030	(r)	7,842
Other noncurrent liabilities	—	6,367	—		(5,337)	(g)	(1,030)	(r)	—
Deferred tax liability, net	—	12,988	(12,988)	(o)	17,743	(o)	—		17,743
Liabilities subject to compromise	—	712,993	(712,993)	(a)	—		—		—
Total liabilities	1,433,111	862,882	(847,098)		30,351		—		1,479,246
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding	39,834	—	—		—		—		39,834
Stockholders’ equity
Common stock	104	4,117	—		(4,117)	(j)	—		104
Additional paid-in capital	641,702	176,921	—		(176,921)	(j)	—		641,702
Accumulated other comprehensive (loss) income	161	—	—		—		—		161
Retained earnings (accumulated deficit)	(298,335)	(513,351)	—		513,351	(j)	—		(298,335)
					(5,615)	(i)			(5,615)
							(1,185)	(q)	(1,185)
Total stockholders’ equity	343,632	(332,313)	—		326,698		(1,185)		336,832
Total liabilities, mezzanine equity, and stockholders’ equity	$1,816,577	$530,569	$(847,098)		$357,049		$(1,185)		$1,855,912
See Notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statement of Comprehensive (Loss) Income
For the Three Months Ended March 31, 2021
(in thousands, except share and per share amounts)

	Historical
	Redfin	RentPath	Bankruptcy		Transaction Accounting		Reclassification
	Three Months Ended		Adjustments		Adjustments		Adjustments		Pro Forma
	March 31, 2021		(Note 3)		(Note 4)		(Note 5)		Combined

Revenue
Service	$175,593	$42,924	$—		$—		$—		$218,517
Product	92,726	—	—		—		—		92,726
Total revenue	268,319	42,924	—		—		—		311,243
Cost of revenue
Service	134,851	3,929	—		—		3,775	(s)	142,555
Product	91,110	—	—		—		—		91,110
Total cost of revenue	225,961	3,929	—		—		3,775		233,665
Gross profit	42,358	38,995	—		—		(3,775)		77,578
Operating expenses
Technology and development	27,678	—	—		—		12,018	(t)	39,696
Marketing	11,802	28,032	—		—		(15,290)	(u)	24,544
Depreciation and amortization of property and equipment	—	4,717	—		3,924	(k)	(8,641)	(v)	—
Amortization of intangible assets	—	424	—		—		(424)	(w)	—
General and administrative	37,391	7,701	—		5,615	(i)	9,747	(x) (q)	60,454
Reorganization items	—	21,155	(21,155)	(c)	—		—		—
Total operating expenses	76,871	62,029	(21,155)		9,539		(2,590)		124,694
Income (loss) from operations	(34,513)	(23,034)	21,155		(9,539)		(1,185)		(47,116)
Interest income	159	—	—		—		—		159
Interest expense	(1,338)	(1,482)	—		1,482	(l)	—		(1,338)
Other income, net	(92)	52,037	—		(52,037)	(m)	—		(92)
(Provision) benefit for income taxes	—	(330)	—		2,229	(p)	—		1,899
Net loss	$(35,784)	$27,191	$21,155		$(57,865)		$(1,185)		$(46,488)
Dividends on convertible preferred stock	(2,336)	—	—		—		—		(2,336)
Net loss attributable to common stock - basic and diluted	(38,120)	27,191	21,155		(57,865)		(1,185)		(48,824)
Net loss per share attributable to common stock - basic and diluted	$(0.37)	$—	$—		$—		$—		$(0.47)
Weighted average shares to compute net loss per share attributable to common stock—basic and diluted	103,427,764	—	—		—		—		103,427,764

Net loss	$(35,784)	$27,191	$21,155		$(57,865)		$(1,185)		$(46,488)
Other comprehensive loss
Unrealized gain (loss) on available-for-sale securities	(50)	—	—		—		—		(50)
Total other comprehensive loss	(50)	—	—		—		—		(50)
Comprehensive (loss) income	$(35,834)	$27,191	$21,155		$(57,865)		$(1,185)		$(46,538)
See Notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statement of Comprehensive Loss
For the Year Ended December 31, 2020
(in thousands, except share and per share amounts)

	Historical
	Redfin	RentPath	Bankruptcy		Transaction Accounting		Reclassification
	Twelve Months Ended		Adjustments		Adjustments		Adjustments		Pro Forma
	December 31, 2020		(Note 3)		(Note 4)		(Note 5)		Combined

Revenue
Service	$674,345	$194,389	$—		$—		$—		$868,734
Product	211,748	—	—		—		—		211,748
Total revenue	886,093	194,389	—		—		—		1,080,482
Cost of revenue
Service	437,484	16,670	—		—		13,593	(s)	467,747
Product	216,499	—	—		—		—		216,499
Total cost of revenue	653,983	16,670	—		—		13,593		684,246
Gross profit	232,110	177,719	—		—		(13,593)		396,236
Operating expenses
Technology and development	84,297	—	—		—		49,914	(t)	134,211
Marketing	54,881	140,389	—		—		(64,842)	(u)	130,428
Depreciation and amortization of property and equipment	—	20,517	—		14,329	(k)	(34,846)	(v)	—
Amortization of intangible assets	—	1,742	—		—		(1,742)	(w)	—
General and administrative	92,140	31,666	—		5,615	(i)	37,923	(x)	167,344
Reorganization items	—	68,491	(68,491)	(c)	—		—		—
Total operating expenses	231,318	262,805	(68,491)		19,944		(13,593)		431,983
Income (loss) from operations	792	(85,086)	68,491		(19,944)		—		(35,747)
Interest income	2,074	—	—		—		—		2,074
Interest expense	(19,495)	(30,257)	—		30,257	(l)	—		(19,495)
Other income, net	(1,898)	5,895	—		(5,895)	(m)	—		(1,898)
Benefit from income taxes	—	3,104	—		5,480	(p)	—		8,584
Net loss	$(18,527)	$(106,344)	$68,491		$9,898		$—		$(46,482)
Dividends on convertible preferred stock	(4,454)	—	—		—		—		(4,454)
Net loss attributable to common stock - basic and diluted	(22,981)	(106,344)	68,491		9,898		—		(50,936)
Net loss per share attributable to common stock - basic and diluted	$(0.23)	$—	$—		$—		$—		$(0.52)
Weighted average shares to compute net loss per share attributable to common stock—basic and diluted	98,574,529	—	—		—		—		98,574,529

Net loss	$(18,527)	$(106,344)	$68,491		$9,898		$—		$(46,482)
Other comprehensive income
Foreign currency translation adjustments	(3)	—	—		—		—		(3)
Realized gain on cash flow hedges	—	2,824	—		(2,824)	(n)	—		—
Unrealized gain (loss) on available-for-sale securities	172	—	—		—		—		172
Total other comprehensive income	169	2,824	—		(2,824)		—		169
Comprehensive loss	$(18,358)	$(103,520)	$68,491		$7,074		$—		$(46,313)
See Notes to the unaudited pro forma combined financial information.

Redfin Corporation
Notes to the Unaudited Pro Forma Combined Financial Information
(in thousands)

Note 1: Basis of Presentation

On April 2, 2021, we completed our acquisition of RentPath whereby we acquired RentPath in a transaction accounted for using the purchase method of accounting in accordance with FASB ASC 805, Business Combinations. Under this method of accounting, the total purchase price of $608,000 was made up of all cash consideration.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the transaction accounting adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. This information has been prepared in accordance with Article 11 of Regulation S-X, and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma combined balance sheet as of March 31, 2021 is based on the historical balance sheets of us and RentPath and have been prepared to reflect the Acquisition and related adjustments as if the Acquisition had been consummated on March 31, 2021. The unaudited pro forma combined consolidated statements of comprehensive income (loss) for the three months ended March 31, 2021 and the year ended December 31, 2020 combines ours and RentPath’s historical consolidated statements of comprehensive income (loss) as if the Acquisition had been consummated on January 1, 2020. The unaudited pro forma combined financial statements noted above are also presented under FASB ASC Topic 606, Revenues from Contracts with Customers, and FASB ASC Topic 842, Leases, for both us and RentPath.

Note 2: Calculation of Purchase Price Consideration and Purchase Price Allocation

Calculation of Purchase Price Consideration—The fair value of consideration transferred on the closing date includes cash consideration in the amount of $608,000.

Preliminary Purchase Price Allocation—The total purchase price has been allocated to RentPath’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair value at April 2, 2021.

The preliminary allocation of the purchase price is as follows:

Assets acquired
Accounts receivable	$6,939
Other current assets	7,324
Property and equipment, net	3,103
Operating lease right-of-use assets	12,330
Intangible assets	211,000
Goodwill	407,824
Total assets acquired	648,520
Liabilities assumed
Accounts payable	(1,531)
Accrued liabilities	(9,150)
Long-term liabilities	(29,839)
Total liabilities assumed	(40,520)
Net assets acquired	$608,000

Identifiable intangible assets—The identifiable intangible assets include trade names, an application platform, and customer relationships. Trade names primarily relate to the RentPath brand. The application platform relates to the RentPath website and mobile application and is the primary channel for meeting customers. Customer relationships represent existing contracts that relate primarily to underlying customer relationships.

Goodwill—Approximately $407,824 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. In accordance with FASB ASC 350, Intangibles - Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that we determine the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 3: Bankruptcy Adjustments

The following adjustments reflect RentPath’s liability amounts that were transferred to Wind Down Co. and will not be obligations assumed by us as part of the Acquisition, in addition to costs that were incurred directly by RentPath as a result of the bankruptcy proceeding:

a. Adjustment to eliminate liabilities that were transferred to Wind Down Co. in accordance with the Bankruptcy Court’s order and the Agreement.

b. Adjustment to eliminate debtors-in-possession financing that was transferred to Wind Down Co. in accordance with the Bankruptcy Court’s order and the Agreement.

c. Adjustment to eliminate reorganization items relating entirely to RentPath's bankruptcy proceedings from the unaudited pro forma combined statement of comprehensive income (loss) as these items are directly attributable to RentPath’s chapter 11 reorganization and are included in the historical results.

d. Adjustment to eliminate cash and cash equivalents and restricted cash that were not transferred to us and were transferred to Wind Down Co.

Note 4. Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma combined financial statements are as follows:

e. Adjustments to reflect the cash purchase price of $608,000 which included $60,800 of restricted cash.

f. Adjustment to eliminate internal-use software assets, which RentPath historically classified within property and equipment, net, but are deemed part of the Application Platform intangible asset acquired by us that will be recognized at fair value as a result of the Acquisition. Refer to adjustment “h” below for information regarding the fair value of acquired intangible assets.

g. Adjustment to reflect the implementation of ASC 842 by RentPath to conform to the adoption date as a public business entity and our associated accounting policies.

h. Adjustment to record the fair value of acquired intangible assets of $211,000 and goodwill of $407,824.

i. Adjustment for transaction costs incurred, or are expected to be incurred, by us or RentPath after March 31, 2021, which have not yet been included in historical financial statements.

	Balance Sheet	Income Statement
	As of March 31, 2021	Three Months Ended March 31, 2021

Transaction costs incurred by RentPath	$—	$—
Transaction costs incurred by Redfin	(5,615)	(5,615)
Total transaction costs	$(5,615)	$(5,615)

j. Adjustment to eliminate RentPath’s historical equity balances, including common stock.

k. Adjustment to record amortization of intangible assets recorded as a result of the measurement of RentPath’s assets and liabilities at fair value and to reduce depreciation due to internal-use software being reclassified and recognized as an intangible asset upon completion of the acquisition. The estimated useful lives of the intangible assets are as follows:

Estimated useful lives (in years)

Trade names	10
Application platform	3
Customer relationships	10

l. Adjustment to eliminate RentPath’s interest expense as it was related to debt that was not transferred to us.

m. Adjustment to eliminate RentPath’s other income of $5,895 and $52,037 for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively. These costs consisted primarily of unrealized losses on derivatives and a $52,000 break-up fee received from an affiliate of CoStar Group, Inc. (“CoStar”) during the three months ended March 31, 2021, due to the termination of RentPath’s agreement to be acquired by CoStar. As this transaction would not have occurred if we had acquired RentPath on January 1, 2020, we determined RentPath’s other income balances should be eliminated for pro forma purposes.

n. Adjustment to eliminate RentPath’s realized gain on cash flow hedges as of December 31, 2020, as the associated interest rate swap contracts related to debt that was not transferred to us.

o. Adjustment to remove $12,988 of deferred tax liabilities not assumed by us and transferred to Wind Down Co. and the addition of $17,743 of deferred tax liabilities resulting from purchase accounting adjustments, in particular, the step up in financial reporting basis of the intangible assets acquired. Our estimate for deferred taxes is preliminary and could be subject to material change based on our further analysis of certain tax attributes acquired and as we finalize other aspects of the allocation of the purchase price for this acquisition. Specifically, we have not completed our evaluation of limitations that exist under current U.S. tax law that may limit or enhance the availability of net operating loss carryforwards acquired in the acquisition of RentPath. If we determine those attributes are realizable, the amount of deferred taxes presented in the historical pro forma financial statements could result in a net deferred tax asset subject to a valuation allowance.

p. Adjustment to reflect a net income tax benefit resulting from adjustments to current state tax expense to account for combined filings and deferred tax expense to 1) remove $12,988 of deferred tax liabilities not assumed by us and transferred to Wind Down Co., 2) adjust valuation allowance with respect to certain tax attributes, and 3) amortization of acquired intangibles as a result of purchase accounting for the period. Our estimate for income tax expense is preliminary and could be subject to material change based on our further analysis of certain tax attributes acquired and as we finalize other aspects of the allocation of the purchase price for this acquisition. Specifically, we have not completed our evaluation of limitations that exist under current U.S. tax law that may limit or enhance the availability of net operating loss carryforwards acquired in the acquisition of RentPath. Upon completion of our analysis of the attributes acquired and their realizability, the amount of income tax benefit presented in the historical pro forma financial statements could materially change. A breakout of the adjustment made is as follows:

	Year Ended	Three Months Ended
	December 31, 2020	March 31, 2021

Current income taxes	$1,041	$234
Historical deferred income taxes	(4,231)	(184)
Pro forma deferred income taxes	8,670	2,179
Total adjustment to benefit (provision) for income taxes	$5,480	$2,229

Note 5: Reclassification Adjustments

Certain reclassification adjustments have been made to the unaudited pro forma combined financial statements to conform RentPath’s historical financial statement presentation to our financial statement presentation. The unaudited pro forma combined balance sheet is presented as of March 31, 2021 and the unaudited pro forma combined consolidated statement of comprehensive income (loss) is presented for the year ended December 31, 2020 and the three months ended March 31, 2021. The reclassification adjustments did not impact total assets, total liabilities, or total shareholders’ equity. There was no impact to net loss for the year ended December 31, 2020 and there was an increase of $1,185 to net loss for the three months ended March 31, 2021. The following reclassification adjustments were made to the unaudited pro forma combined financial statements to conform RentPath’s presentation to our presentation:

q. Adjustment to record RentPath’s prepaid commissions expense to conform to our accounting policies.

r. Reclassification of RentPath’s other noncurrent liabilities to payroll tax liabilities, noncurrent to conform to our balance sheet presentation given the nature of the underlying transactions in the account.

s. Reclassification of RentPath’s expenses to cost of revenue for a net increase of $13,593 for year ended December 31, 2020 and $3,775 increase for the three months ended March 31, 2021. A breakout of the reclassifications made is as follows:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021

Cost of revenue to general and administrative	$(8)	$(1)
Depreciation to cost of revenue	1,437	454
General and administrative to cost of revenue	205	51
Marketing and selling to cost of revenue	10,955	2,894
Depreciation and amortization adjustment of intangible assets to cost of revenue	1,004	377
Net change	$13,593	$3,775

t. Reclassification of RentPath’s costs to technology and development expense for a net increase of $49,914 for the year ended December 31, 2020 and $12,018 increase for the three months ended March 31, 2021. A breakout of the reclassifications made is as follows:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021

Amortization to technology and development	$1,742	$424
Depreciation to technology and development	16,733	3,600
General and administrative to technology and development	10,493	2,692
Marketing and selling to technology and development	9,260	2,308
Depreciation and amortization adjustment of intangible assets to technology and development	11,686	2,994
Net change	$49,914	$12,018

u. Reclassification of RentPath’s expenses to and from marketing for a net decrease of $64,842 for the year ended December 31, 2020 and $15,290 decrease for the three months ended March 31, 2021. A breakout of the reclassifications made is as follows:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021

Depreciation to marketing	$590	$155
Marketing to cost of revenue	(10,955)	(2,894)
Marketing to general and administrative	(45,630)	(10,372)
Marketing to technology and development	(9,260)	(2,308)
Depreciation and amortization adjustment of intangible assets to marketing	413	129
Net change	$(64,842)	$(15,290)

v. Reclassification of RentPath’s depreciation expense to conform to our income statement presentation. We do not separately present depreciation expense on the statement of comprehensive income (loss). The net decrease of depreciation expense was $34,846 for the fiscal year ended December 31, 2020 and $8,641 for the three months ended March 31, 2021. A breakout of the reclassifications made is as follows:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021

Depreciation to cost of revenue	$(1,438)	$(454)
Depreciation to general and administrative	(1,756)	(509)
Depreciation to marketing	(590)	(155)
Depreciation to technology and development	(16,733)	(3,600)
To remove depreciation and amortization adjustment of intangible assets which was allocated to other captions	(14,329)	(3,923)
Net change	$(34,846)	$(8,641)

w. Reclassification of RentPath’s amortization of intangible asset to technology and development expense for a net decrease of $1,742 for the year ended December 31, 2020 and $424 decrease for the three months ended March 31, 2021. We do not separately present amortization of intangibles as its statement of comprehensive income (loss).

x. Reclassification of RentPath’s costs to and from general and administrative expense for a net     increase of $37,923 for the year ended December 31, 2020 and $8,562 increase for the three months ended March 31, 2021. A breakout of the reclassifications made is as follows:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021

Depreciation to general and administrative	$1,756	$509
General and administrative to cost of revenue	(205)	(51)
General and administrative to technology and development	(10,493)	(2,692)
Marketing to general and administrative	45,630	10,372
Depreciation and amortization of intangible assets to general and administrative	1,235	424
Net change	$37,923	$8,562